Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,234	$28,685
Accounts receivable, net of allowance for doubtful accounts of $89 and $76 as of June 30, 2022 and December 31, 2021, respectively	3,854	1,370
Inventories, net — current	3,275	4,433
Assets held for sale	254	—
Prepaid expenses and other current assets	1,441	900
Total current assets	30,058	35,388
Property and equipment, net	954	2,291
Right of use asset	2,308	3,081
Inventories, net — noncurrent	1,136	2,494
Intangible assets, net	386	484
Other noncurrent assets	166	180
Total assets	$35,008	$43,918
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,391	$3,638
Amounts due to related parties	83	64
Operating lease liability — current	994	1,074
Other current liabilities	272	264
Total current liabilities	4,740	5,040
Operating lease liability — noncurrent	1,500	2,220
Common stock warrant liabilities	—	3,392
Other noncurrent liabilities	2,000	2,070
Total liabilities	8,240	12,722
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 22,188,918 and 22,184,235 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	63	63
Additional paid-in capital	277,492	257,515
Accumulated deficit	(250,748)	(226,485)
Total stockholders’ equity	26,807	31,093
Non-controlling interest	(39)	103
Total stockholders' equity	26,768	31,196
Total liabilities and stockholders’ equity	$35,008	$43,918

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Product	$2,946	$1,379	$6,116	$2,183
Royalty	50	26	100	51
License	862	—	862	—
Total revenues	3,858	1,405	7,078	2,234
Operating expenses (income):
Cost of revenues	3,447	1,587	6,906	2,443
Research and development	359	1,131	754	2,290
Gain on sale of Verdeca	(1,138)	—	(1,138)	—
Impairment of intangible assets	72	—	72	—
Change in fair value of contingent consideration	(39)	—	(70)	(140)
Impairment of property and equipment	346	—	346	210
Gain on sale of property and equipment	(58)	—	(386)	—
Selling, general and administrative	4,652	6,370	9,000	10,439
Total operating expenses	7,641	9,088	15,484	15,243
Loss from operations	(3,783)	(7,682)	(8,406)	(13,009)
Interest income (expense)	30	(1)	29	(8)
Other (expense) income, net	(44)	2,759	(3)	10,222
Change in fair value of common stock warrant liabilities	—	(498)	—	(176)
Issuance and offering costs	—	—	(27)	(769)
Net loss before income taxes	(3,797)	(5,422)	(8,407)	(3,740)
Income tax provision	—	—	—	—
Net loss	(3,797)	(5,422)	(8,407)	(3,740)
Net loss attributable to non-controlling interest	(20)	(161)	(142)	(538)
Net loss attributable to common stockholders	$(3,777)	$(5,261)	$(8,265)	$(3,202)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.24)	$(0.37)	$(0.15)
Weighted-average number of shares used in per share calculations:
Basic and diluted	22,188,918	21,745,403	22,187,961	21,271,960
Other comprehensive loss, net of tax
Foreign currency translation adjustment	—	(12)	—	(12)
Other comprehensive loss	—	(12)	—	(12)
Comprehensive loss attributable to common stockholders	$(3,777)	$(5,273)	$(8,265)	$(3,214)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,407)	$(3,740)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	—	176
Change in fair value of contingent consideration	(70)	(140)
Issuance and offering costs	—	769
Depreciation	277	484
Amortization of intangible assets	26	48
Lease amortization	420	639
Impairment of intangible assets	72	—
(Gain) loss on disposal of property and equipment	(386)	135
Stock-based compensation	583	681
Bad debt expense	37	—
Realized gain on corporate securities	—	(10,222)
Impairment of property and equipment	346	210
Write-down of inventories	1,515	983
Changes in operating assets and liabilities:	—	—
Accounts receivable	(2,471)	259
Inventories	1,001	(633)
Prepaid expenses and other current assets	(541)	(938)
Other noncurrent assets	15	(153)
Accounts payable and accrued expenses	(247)	1,083
Amounts due to related parties	19	(47)
Unearned revenue	—	56
Other current liabilities	8	1
Other noncurrent liabilities	(1)	(1)
Operating lease payments	(446)	(590)
Net cash used in operating activities	(8,250)	(10,940)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	841	—
Purchases of property and equipment	(46)	(713)
Acquisitions, net of cash acquired	—	(4,250)
Proceeds from sales and maturities of investments	—	21,845
Net cash provided by (used in) investing activities	795	16,882
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	—	25,147
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	—	(1,912)
Principal payments on debt	—	(2,019)
Proceeds from ESPP purchases	4	27
Capital contributions received from non-controlling interest	—	750
Net cash provided by financing activities	4	21,993
Effects of foreign currency translation on cash and cash equivalents	—	(1)
Net (decrease) increase in cash and cash equivalents	(7,451)	27,934
Cash and cash equivalents — beginning of period	28,685	16,043
Cash and cash equivalents — end of period	$21,234	$43,977
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$1
Cash paid for interest	$1	$21
NONCASH INVESTING AND FINANCING ACTIVITIES:
Shares of common stock issued at closing of Arcadia Wellness transaction	$—	$2,053
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$3,392	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$—	$942
Right of use assets obtained in exchange for new operating lease liabilities	$—	$913
Proceeds from sale of property and equipment in accounts receivable	$51	$—
Purchases of property and equipment included in accounts payable and accrued expenses	$—	$58

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